SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 16, 2001


                           BOWLIN TRAVEL CENTERS, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                     000-31701                   85-0473277
(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)


               150 Louisiana N. E., Albuquerque, New Mexico 87108
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (505) 266-5985


                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------
   99.1                 Press Release

   99.2                 Letter to Shareholders

ITEM 9. REGULATION FD DISCLOSURE

The Company issued a press release on February 16, 2001, disclosing that it had distributed a letter to the holders of its common stock who received their shares as a result of the spin-off conducted by Bowlin Outdoor Advertising & Travel Centers Incorporated on January 30, 2001. The purposes of the letter was to inform the holders of Bowlin Travel Centers common stock of the tax basis of their shares as a percentage of their tax basis in their shares of Bowlin Outdoor Advertising & Travel Centers Incorporated prior to the spin-off. The press release is furnished as Exhibit 99.1 to this Form 8-K. The letter to shareholders is furnished as Exhibit 99.2 to this Form 8-K.

The information in this report is being furnished pursuant to Regulation FD. In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BOWLIN OUTDOOR ADVERTISING & TRAVEL
                                       CENTERS INORPORATED


Date: February 16, 2001                By /s/ Michael L. Bowlin
                                          --------------------------------------
                                          Michael L. Bowlin
                                          President